SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            FORM 8-K/Amendment No. 2

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 24, 2002
                                                         ----------------


                         Health Systems Solutions, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

       Nevada                       0-24681                     82-1513245
--------------------------------------------------------------------------------
(State or other                  (Commission                  (IRS Employer
  jurisdiction                   File Number)              Identification No.)
of incorporation)

           200 South Hoover Boulevard, Bldg. 205 Tampa, Florida 33609
           ----------------------------------------------------------
                                    (Address)

Registrant's telephone number, including area code (813) 282-3303
                                                   --------------

                        Silver Key Mining Company, Inc.
                        -------------------------------
          (Former name or former address, if changed since last report)

ITEMS 1 AND 2. CHANGE OF CONTROL OF REGISTRANT AND ACQUISITION OR DISPOSITION OF ASSETS

      On October 22, 2002 Silver Key Mining Company, Inc. (the "Company") and its wholly-owned subsidiary, Healthcare Quality Solutions, Inc., a Florida corporation ("HQS") consummated an Agreement and Plan of Merger (the "Merger Agreement") with Provider Acquisition, LLC, a Florida limited liability company ("PAL"). Certain principal stockholders of the Company ("Silver Key Principal Stockholders") were also a party to the Merger Agreement. Pursuant to the Merger Agreement, PAL was merged with and into HQS and HQS survived as the Company's wholly-owned subsidiary corporation. At the effective time of the merger (defined below), the issued and outstanding units of PAL were surrendered in exchange for an aggregate of 2,142,857 shares of the Company's common stock, par value $0.001 per share. The consideration for the acquired interest of PAL was determined as a result of arm's length negotiations between the Company, PAL and the Silver Key Principal Stockholders. Stanford Venture Capital Holdings, Inc. ("Stanford"), the majority interest holder of PAL, received 1,915,842 of the shares of common stock issued pursuant to the Merger Agreement.

      The merger became effective on October 24, 2002 ("Effective Date"), when Articles of Merger were filed with the Secretary of State of Florida. The transaction was a "reverse merger," wherein the former interest holders of PAL acquired a majority interest (58%) of the common stock of the Company. Upon the Effective Date of the Merger Agreement, the separate corporate existence of PAL terminated and each issued and outstanding unit of PAL was converted into the right to receive 0.746 shares of the Company's common stock for each unit of PAL.

      The basis of control of the Company by the PAL interest holders results from their beneficial ownership of approximately 58.8% of the issued and outstanding shares of the Company's common stock as of the effective date of the Merger Agreement. There are no arrangements known to the Company, the operation of which may at a subsequent date result in another change of control of the Company.

      On the Closing Date of the Merger Agreement, the existing directors and officers of the Company resigned and new officers and directors were designated in accordance with the Merger Agreement. The new officers and directors of the Company are the following:

Name                            Position
----                            --------

B. M. Milvain             President and Director
Steven Katz               Director
Batsheva Schreiber        Director
Kim Richards              Acting Principal Accounting Officer and Secretary

      The new principal stockholders of the Company after the Effective Date of the Merger Agreement and the initial closing under the Securities Purchase Agreement described below are identified in Exhibit 99.1 to the Current Report on Form 8-K dated November 1, 2002.

      HQS develops and markets software products that are designed to assist homecare agencies in managing their businesses under the Prospective Payment System regulations promulgated by the Balanced Budget Act of 1997. These products are designed to streamline Federal and State reporting, data collection and submission, improve reimbursement rates, ensure regulatory compliance, and provide decision support data to improve clinical practice and patient outcomes. HQS uses an internet-based Application Service Provider model to deliver its products. HQS prices its services on a transaction fee and on a subscription fee basis. HQS has approximately 275 customers.

      New management of the Company intends to change the company's name to Health Systems Solutions, Inc., a name that is more reflective of the company's current business operations.

      The summary of the Merger Agreement above is qualified by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K dated November 1, 2002.

ITEM 5. OTHER EVENTS

      Subsequent to the Merger Agreement and pursuant to a Securities Purchase Agreement ("Securities Purchase Agreement") dated October 22, 2002, Stanford has agreed to make an aggregate investment of $2,200,000 in the Company, in several tranches, subject to the conditions of the Securities Purchase Agreement (the "Investment"). The Investment will be in the form of Series A Convertible Preferred Stock and Warrants of the Company. For its aggregate investment, Stanford will receive 1,880,342 shares of Series A Preferred Stock, convertible (subject to antidilution) into 1,880,342 shares of common stock of the Company at a conversion price of $1.17 per share. Each share of Series A Preferred Stock will have ten votes, voting together with the Common Stock on all matters submitted for a vote. Each Warrant will give the holder the right to acquire one share of the Issuer's common stock at an exercise price of $1.17 per share. The Warrants are immediately exercisable and expire five years after their initial dates of issuance.

      On October 22, 2002, Stanford purchased 512,820 shares of Series A Preferred Stock and Warrants to acquire 512,820 shares of Common Stock pursuant to the Securities Purchase Agreement. Stanford used funds from its working capital account to advance $600,000 to the Company. Within sixty days of October 22, 2002, Stanford has the right to acquire an additional 512,820 shares of Series A Preferred Stock and Warrants to acquire 512,820 shares of Common Stock, each of which can be immediately converted or exercised into shares of Common Stock. Stanford assigned its rights to an aggregate of 50% of such Warrants and any Warrants that it acquires pursuant to the Securities Purchase Agreement to William Fusselmann, Daniel Bogar, Osvaldo Pi and Ronald Stein.

      The Company granted to Stanford certain registration rights under a Registration Rights Agreement with respect to the Series A Preferred Stock, the Warrants and the shares of common stock issued to Stanford in connection with the Merger. No later than April 20, 2003, the Company is required to file an SB-2 Registration Statement under the Securities Act covering all of the shares of Common Stock purchased by Stanford and its assigns, including shares that may be received through the exercise of Warrants or the conversion of the Series A Preferred Stock. In the event a filing is not timely made, the Company will issue Stanford, as a penalty, additional warrants equal to 10% of the warrants originally issued for every quarter the filing is not made. Stanford also has "piggy back" registration rights.

      Stanford has also agreed to commit an additional $2.4 million to the Company, subject to the satisfaction of certain conditions, to finance acquisitions and to satisfy the Company's outstanding tax liability, as further set forth in an Equity Financing Commitment Letter.

      The summary of the Securities Purchase Agreement, Registration Rights Agreement, Lock-Up Agreement and Equity Financing Commitment Letter are qualified by reference to the complete text of the agreements, which are filed in their entirety as exhibits to the Current Report on Form 8-K dated November 1, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Financial Statements of Business Acquired.

The financial statements of the business acquired are included herein.

Pro Forma Financial Information.

The pro forma financial information in accordance with Article 11 of Regulation S-X is included herein.

A. Exhibits.

2.1 Agreement and Plan of Merger dated as of October 16, 2002 among the Issuer, certain principal stockholders of the Issuer (the "Principal Stockholders "), HQS and PAL (1)

3.1 Certificate of Amendment to the Company's Certificate of Incorporation (effectuating the Reverse Stock Split) (1)

3.2 Certificate of Amendment to the Company's Certificate of Incorporation (designation of Series A Preferred Stock) (1)

10.1 Securities Purchase Agreement dated as of October 16, 2002, among the Issuer, the Principal Stockholders and Stanford (1)

10.2        Form of Warrant Agreement and Warrant Assignment Form (1)

10.3 Registration Rights Agreement dated as of October 22, 2002 among the Issuer, Stanford, Daniel Boger, Ronald Stein, Osvaldo Pi, William Fusselman and Deluxe Investment Company (1)

10.4 Equity Financing Commitment Letter dated October 22, 2002 from Stanford to the Issuer (1)

99.1        List of Principal Stockholders of the Company after the Merger (1)

(1)         Previously Filed on Form 8-K dated November 1, 2002.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Health Systems Solutions, Inc.



                                            /s/ B.M. Milvain
                                            -----------------------
                                            B.M. Milvain, President


Dated: January 16, 2003

                    PROVIDER SOLUTIONS CORP. AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

               FOR THE PERIOD APRIL 1, 2002 TO SEPTEMBER 17, 2002,
                             AND FOR THE YEARS ENDED
                             MARCH 31, 2002 AND 2001

                                    CONTENTS

                                                                            Page
                                                                            ----

Report of Independent Accountants                                              3

Financial Statements

   Balance Sheets                                                              4

   Statements of Operations                                                    5

   Statement of Stockholders' Deficit and Comprehensive Loss                   6

   Statements of Cash Flows                                                    7

   Notes to Financial Statements                                            8-17

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Health Systems Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Provider Solutions Corp. and Subsidiaries as of September 17, 2002, March 31, 2002 and 2001, and the related consolidated statements of operations, cash flows and changes in stockholders deficit and comprehensive loss for the period from April 1, 2002 through September 17, 2002 and for the two years ended March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Provider Solutions Corp. and Subsidiaries as of September 17, 2002, March 31, 2002 and 2001, and the results of their operations and cash flows for the period from April 1, 2002 through September 17, 2002 and for the two years ended March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained losses of $1,426,622, $3,882,701 and $4,531,043 for the period April 1, 2002 through September 17, 2002 and for the years ended March 31, 2002 and 2001, respectively, and its stockholders' deficit at September 30, 2002 was $11,357,229. In addition, the Company's assets and liabilities are in the possession of a trustee under an Assignment for the Benefit of Creditors. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these matters.


/s/ Rogoff & Company, PC

New York, New York
December 4, 2002

                    PROVIDER SOLUTIONS CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                  September 17,      March 31,          March 31,
                                                                                       2002             2002               2001
                                                                                  ------------      ------------      ------------
                                     ASSETS

Current assets:
   Cash                                                                           $    105,127      $      1,254      $     56,374
   Accounts receivable, net of allowance for doubtful accounts
     of $25,000, $96,879 and $68,593, respectively                                      57,582            96,510           276,513
   Notes receivable                                                                    114,200           154,200                --
   Prepaid expenses and other current assets                                            34,157            40,693            68,534
                                                                                  ------------      ------------      ------------

     Total current assets                                                              311,066           292,657           401,421

Property and equipment, net of accumulated depreciation and
   amortization of $1,297,153, $1,079,021 and $982,740, respectively                   676,803           707,915           734,668

Goodwill and other intangibles, net of amortization of $710,878 in 2001                     --                --           551,327

Security deposits                                                                       30,870            30,870            34,265
                                                                                  ------------      ------------      ------------

                                                                                  $  1,018,739      $  1,031,442      $  1,721,681
                                                                                  ============      ============      ============

                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current  liabilities:
   Accounts payable                                                               $  1,280,445      $  1,269,860      $  1,366,202
   Accrued expenses                                                                  1,272,491         1,531,234         1,024,013
   Accrued interest on debt                                                          1,007,380           729,416           303,552
   Customer deposits                                                                   222,266           163,605           252,277
   Deferred revenue                                                                    365,892           483,261           468,684
   Loans from stockholders and related parties                                       7,533,751         6,068,190         4,005,609
   Current portion of long tem debt                                                    209,134           216,049           411,287
                                                                                  ------------      ------------      ------------

     Total current liabilities                                                      11,891,359        10,461,615         7,831,624

Long term debt, net of current portion                                                 484,609           497,458           558,096
                                                                                  ------------      ------------      ------------

                                                                                    12,375,968        10,959,073         8,389,720
                                                                                  ------------      ------------      ------------

Commitments and contingiencies

Stockholders' deficiency:
   Common stock; $.01 par value, 30,000,000, 30,000,000 and
     20,000,000 shares authorized, respectively;
     15,162,350, 15,162,350 and 11,448,019 shares issued and outstanding,
     respectively                                                                      151,624           151,624           114,480
   Additional paid in capital                                                       20,538,387        20,538,387        19,955,188
   Accumulated other comprehensive loss                                                (81,065)          (78,089)          (80,855)
   Accumulated deficit                                                             (31,966,175)      (30,539,553)      (26,656,852)
                                                                                  ------------      ------------      ------------

     Total stockholders' deficiency                                                (11,357,229)       (9,927,631)       (6,668,039)
                                                                                  ------------      ------------      ------------

                                                                                  $  1,018,739      $  1,031,442      $  1,721,681
                                                                                  ============      ============      ============

See accompanying notes to consolidated financial statements.

                    PROVIDER SOLUTIONS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                       For The Period
                                        April 1, 2002           For the Year Ended
                                           Through        -----------------------------
                                        September 17,      March 31,         March 31,
                                            2002              2002             2001
                                        ------------      ------------      -----------
Net sales                               $    456,194      $  2,028,075      $ 3,217,591

Cost of sales                                245,163         1,276,527        2,224,300
                                        ------------      ------------      -----------

   Gross profit                              211,031           751,548          993,291
                                        ------------      ------------      -----------

Operating expenses:
   Selling and marketing                     363,258         1,019,430          854,390
   Research and development                  386,210         1,264,144        1,047,745
   General and administrative                402,343         1,104,350        1,790,003
   Depreciation and amortization             216,574           640,727          652,152
   Interest expense                          269,268           516,373        1,180,044
   Impairment of goodwill                         --            89,225               --
                                        ------------      ------------      -----------

   Total operating expenses                1,637,653         4,634,249        5,524,334
                                        ------------      ------------      -----------

Net loss                                $ (1,426,622)     $ (3,882,701)     $(4,531,043)
                                        ============      ============      ===========

Loss per share                          $      (0.09)     $      (0.33)     $     (0.59)
                                        ============      ============      ===========

Weighted average shares outstanding       15,162,350        11,683,861        7,661,611
                                        ============      ============      ===========

See accompanying notes to consolidated financial statements.

                    PROVIDER SOLUTIONS CORP. AND SUBSIDIARIES
         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT AND
                               COMPREHENSIVE LOSS
             FOR THE PERIOD FROM APRIL 1, 2000 TO SEPTEMBER 17, 2002

                                                                                                      Accumulated
                                                  Common Stock                                           Other
                                             ---------------------     Additional       Accumulated  Comprehensive
                                               Shares      Amount    Paid-In Capital      Deficit    Income (Loss)      Total
                                             ----------   --------   ---------------   ------------  -------------  ------------
Balance, April 1, 2000                        6,661,175   $ 66,612     $11,077,613     $(22,125,809)   $(117,062)   $(11,098,646)

    Debt converted to stock                   3,999,000     39,990       4,457,469               --           --       4,497,459
    Accrued interest converted to capital            --         --       2,913,483               --           --       2,913,483
    Issuance of common stock - split            787,844      7,878       1,506,623               --           --       1,514,501
    Foreign exchange gain (loss)                     --         --              --               --       36,207          36,207
    Net loss                                         --         --              --       (4,531,043)          --      (4,531,043)
                                             -----------------------------------------------------------------------------------

Balance, March 31, 2001                      11,448,019    114,480      19,955,188      (26,656,852)     (80,855)     (6,668,039)

    Debt converted to stock                   3,006,280     30,063         440,204               --           --         470,267
    Issuance of common stock - proceeds         708,051      7,081         142,995               --           --         150,076
    Foreign exchange gain (loss)                     --         --              --               --        2,766           2,766
    Net loss                                         --         --              --       (3,882,701)          --      (3,882,701)
                                             ----------   --------     -----------     ------------    ---------    ------------

Balance, March 31, 2002                      15,162,350    151,624      20,538,387      (30,539,553)     (78,089)     (9,927,631)

    Foreign exchange gain (loss)                     --         --              --               --       (2,976)         (2,976)
    Net loss                                         --         --              --       (1,426,622)          --      (1,426,622)
                                             ----------   --------     -----------     ------------    ---------    ------------

Balance, September 17, 2002                  15,162,350   $151,624     $20,538,387     $(31,966,175)   $ (81,065)   $(11,357,229)
                                             ==========   ========     ===========     ============    =========    ============

See accompanying notes to consolidated financial statements.

                    PROVIDER SOLUTIONS CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                For the Period
                                                                                 April 1, 2002           For the Year Ended
                                                                                    Through        ------------------------------
                                                                                 September 17,      March 31,          March 31,
                                                                                     2002             2002               2001
                                                                                 -------------     -----------        -----------
Cash flows from operating activities:

Net loss                                                                          $(1,426,622)     $(3,882,701)       $(4,531,043)

Adjustments to reconcile net loss to net cash used
   in operating activities:
   Impairment of goodwill                                                                  --           89,225                 --
   Write-off of investment                                                                 --               --              9,830
   Loss on disposal of property and equipment                                              --          143,721              3,842
   Depreciation and amortization                                                      216,574          640,727            652,152
Net change in operating assets and liabilities:
   Decrease in accounts receivable                                                     38,928          180,003            405,104
   Decrease in prepaid expenses and other current assets                                6,536           27,841             15,290
   Decrease in security deposits                                                           --            3,395                 --
   Increase (decrease) in accounts payable                                             10,585          (96,342)          (168,541)
   (Decrease) increase accrued expenses                                              (258,743)         507,221           (279,166)
   Increase in accrued interest on on debt                                            277,964          425,864            716,891
   Increase (decrease) in customer deposits                                            58,661          (88,672)           (60,677)
   (Decrease) increase in deferred revenue                                           (117,369)          14,577             45,230
                                                                                  -----------      -----------        -----------

     Net cash used in operating activities                                         (1,193,486)      (2,035,141)        (3,191,088)
                                                                                  -----------      -----------        -----------
Cash flows from investing activities:
   Proceeds from  payments on notes receivable                                         40,000           20,800             72,621
   Purchase of property and equipment                                                (185,462)        (570,593)          (446,568)
   Purchase of goodwill and other intangibles                                              --               --           (247,172)
   Proceeds from sale of property and equipment                                            --          100,000                 --
                                                                                  -----------      -----------        -----------

     Net cash used in investing activities                                           (145,462)        (449,793)          (621,119)
                                                                                  -----------      -----------        -----------

Cash flows from financing activities:
   Proceeds from loans from stockholders and related parties                        1,465,561        2,532,848          2,439,351
   Proceeds from long term debt                                                            --               --            287,559
   Principal payments on long term debt                                               (19,764)        (255,876)          (547,836)
   Proceeds from issuance of common stock                                                  --          150,076          1,514,501
                                                                                  -----------      -----------        -----------

     Net cash provided by financing activities                                      1,445,797        2,427,048          3,693,575
                                                                                  -----------      -----------        -----------

Effect of exchange rate changes on cash                                                (2,976)           2,766             36,207
                                                                                  -----------      -----------        -----------

Net increase (decrease) in cash                                                       103,873          (55,120)           (82,425)

Cash, beginning of period                                                               1,254           56,374            138,799
                                                                                  -----------      -----------        -----------

Cash, end of period                                                               $   105,127      $     1,254        $    56,374
                                                                                  ===========      ===========        ===========
Supplementary disclosures of cash flow information:

   Cash paid during the period for interest                                       $   210,607      $    90,509        $   957,942
                                                                                  ===========      ===========        ===========
Supplementary disclosures of non-cash investing
   and financing activity:
     Debt converted to common stock                                               $        --      $   470,267        $ 4,497,459
                                                                                  ===========      ===========        ===========
     Accrued interest converted to capital                                        $        --      $        --        $ 2,913,483
                                                                                  ===========      ===========        ===========
     Note receivable from sale of assets                                          $        --      $   140,000        $        --
                                                                                  ===========      ===========        ===========
     Liabilities reduced from sale of assets                                      $        --      $    75,805        $        --
                                                                                  ===========      ===========        ===========

See accompanying notes to consolidated financial statements.

                    Provider Solutions Corp. and Subsidiaries
                   Notes to Consolidated Financial Statements
          For The Period From April 1, 2002 Through September 17, 2002
                   And The Years Ended March 31, 2002 And 2001

1. Description of Business

Provider Solutions Corp. (the "Company" or Provider) was incorporated on September 18, 1992 under the laws of the State of Florida. The Company's principal business activity is providing software and related services to the post-acute segment of the healthcare industry within the United States of America. Provider has developed Internet-based software and systems that assist post acute providers and improve their healthcare processes, reduce costs, measure performance and identify best practices. The Company also provides networking services and imaging products to customers primarily in the banking industry.

2. Liquidity, Assignment For The Benefit Of Creditors and Going Concern Considerations

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors, among others, raise substantial doubt about its ability to continue as a going concern. In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company.

However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

On July 2, 2002 a petition was filed commencing an assignment for the benefit of creditors pursuant to Chapter 727, Florida Statutes, made by Provider Solutions Corp. and its Subsidiaries (collectively, the "Assignors") to Michael E. Moecker ("Assignee"). The Assignee may conduct the business of the Assignors for a limited period, if it is in the best interest of the estate, upon court authorization. The Assignee received an offer (the "Offer") to purchase Provider's business, as well as the assets of its Subsidiaries, from Provider Acquisition LLC ("PAL"). The proposed purchase contemplates a transfer of the assets of the Assignors as a going concern. Pursuant to the Offer, PAL will also fund any operating shortfall of the Assignors' business until such time as the court approves the Offer.

3.  Summary of Significant Accounting Policies

Principles of consolidations: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Provider Solutions, Inc., Open Systems Integration, Inc., HealthCare Quality Management and Crescent Computer Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

                    Provider Solutions Corp. and Subsidiaries
                   Notes to Consolidated Financial Statements
          For The Period From April 1, 2002 Through September 17, 2002
                   And The Years Ended March 31, 2002 And 2001

3. Summary of Significant Accounting Policies - continued

Inventories: Inventories consist primarily of purchased equipment and parts held for resale and are valued at the lower of cost or market. Cost is determined by specific identification of each unit. At March 31, 2001 the Company had approximately $31,000 of inventory which is included in prepaid expenses and other current assets in the accompanying balance sheets.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. An estimated useful live of three years is used for computer equipment and related software and five years for furniture and fixtures. Amortization of leasehold improvements are computed using the shorter of the remaining lease terms or five years. The Company uses an accelerated method of depreciation for tax reporting purposes which is not materially different than financial reporting. Normal maintenance and repairs of property and equipment are expensed as incurred while renewals, betterments and major repairs that materially extend the useful life of property and equipment are capitalized.

Software development costs: The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." The software costs are amortized over three years, the same period used for purchased software.

Goodwill and other intangibles: In July 2001, the Financial Accounting Standards Board (`FASB") issued Statement of Financial Accounting No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, the Company elected to early-adopt the accounting standard effective with fiscal 2002, which began on April 1, 2001. In accordance with SFAS 142, the Company ceased amortizing goodwill of acquired intangible customer lists previously classified as purchased intangible assets. Based on impairment tests performed on goodwill and purchased intangible assets, the Company wrote off approximately $90,000, of these assets as of March 31, 2002. Prior to fiscal 2002, goodwill and purchased intangible assets were amortized using the straight-line method over its estimated period of benefit generally 5 years.

                    Provider Solutions Corp. and Subsidiaries
                   Notes to Consolidated Financial Statements
          For The Period From April 1, 2002 Through September 17, 2002
                   And The Years Ended March 31, 2002 And 2001

3. Summary of Significant Accounting Policies - continued

The following table presents the impact of SFAS 142 on net loss and net loss per share had the accounting standard been in effect for the period from April 1, 2002 through September 17, 2002 and the fiscal years 2002 and 2001 ($ in thousands, except for per share amounts):

                                                             For The Period
                                                             From April 1,
                                                              2002 Through      For The Year       For The Year
                                                             September 17,     ended March 31,   Ended March 31,
                                                                  2002              2002               2001
================================================================================================================
Net loss - as reported                                        $   (1,427)         $(3,883)           $(4,531)
Adjustments:
   Amortization of goodwill                                           --              107                186
   Amortization of customer lists intangible previously
      Classified as purchased intangible assets                       --               77                 47
   Income tax effect                                                  --               --                 --
                                                              ----------          -------            -------
      Net adjustments                                                 --              184                233
                                                              ----------          -------            -------
Net loss - adjusted                                           $   (1,427)         $(4,067)           $(4,764)
                                                              ==========          =======            =======
Basic net loss per share - as reported                        $    (0.09)         $ (0.33)           $ (0.59)
                                                              ==========          =======            =======
Basic net loss per share - adjusted                           $    (0.09)         $ (0.35)           $ (0.62)
                                                              ==========          =======            =======

Income taxes: The Company uses the liability method for income taxes as required by Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Deferred revenue: The Company uses an Internet-based Application Service Provider model to deliver its software and related services to its post-acute healthcare customers. The Company prices these services on a transaction fee and on a subscription fee basis. In addition, the Company provides maintenance agreements with its networking clients on a subscription basis that generally run for twelve months. The revenue under both the healthcare software and services subscriptions and the networking maintenance subscriptions is earned ratably over the period of the respective agreements.

                    Provider Solutions Corp. and Subsidiaries
                   Notes to Consolidated Financial Statements
          For The Period From April 1, 2002 Through September 17, 2002
                   And The Years Ended March 31, 2002 And 2001

3. Summary of Significant Accounting Policies - continued

Revenue recognition: Provider generally recognizes product revenue in accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition". The Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the sales price is fixed or determinable; and (iv) collectibility is reasonably assured. In instances where final acceptance of the product, system or service is specified by the customer, revenue is deferred until all acceptance criteria have been met. Service or subscription revenue is deferred and recognized ratably over the service or subscription period obligations, which are typically one year. Cash payments received in advance of product, service or subscription are recorded as deferred revenue. Transaction fee based revenue is recognized in the period it occurs.

Advertising costs: The Company expenses all advertising costs as incurred. Advertising costs for the period from April 1, 2002 through September 17, 2002 and the fiscal years ended 2002 and 2001 was approximately $ 7,000, $ 3,400 and $ 72,000, respectively, and is included in selling and marketing expense in the accompanying statement of operations.

Research and development costs: The Company expenses all research and development expenses, which consist of payroll and related expenses, as incurred.

Computation of net income (loss) per share: Basic net income (loss) per share is computed by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period. Diluted net income per share is computed by dividing net income for the period by the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common shares and excludes dilutive potential common shares outstanding, as their effect is antidilutive. Dilutive potential common shares consist of employee stock options and restricted common stock. The conversion of any potential common shares outstanding would have been antidilutive for all periods shown.

Stock-based compensation: As permitted by SFAS No. 123 "Accounting for Stock Based Compensation" ("SFAS 123") the Company has elected to continue to follow Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, because the exercise price of the Company's employee stock options are greater than or equal to the fair market value of the underlying stock on the date of grant, no compensation is recognized in the Company's consolidated statements of operations.

The Company has been through bankruptcy proceedings (See Note 2) and all of the previously granted stock options and warrants have been deemed worthless. The Company does not believe that the disclosures required under SFAS 123 to disclose pro forma information regarding option grants made to employees has any merit in these financial statements and has not disclosed that information.

Financial instruments: The carrying amounts of financial instruments, including cash, notes receivable, prepaid expenses and other current assets, customer deposits and deferred revenue approximate fair value for the period from April 1, 2002 through September 17, 2002 and the fiscal years 2002 and 2001 because of the relatively short maturity of the instruments. The carrying value of the loans from stockholders and related parties, notes payable and long-term debt approximate fair value for the period from April 1, 2002 through September 17, 2002 and the fiscal years 2002 and 2001 based upon debt terms available for companies under similar terms.

                    Provider Solutions Corp. and Subsidiaries
                   Notes to Consolidated Financial Statements
          For The Period From April 1, 2002 Through September 17, 2002
                   And The Years Ended March 31, 2002 And 2001

3. Summary of Significant Accounting Policies - continued

Impairment of long-lived assets: The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Although SFAS 144 supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), it retains many of the fundamental provisions of SFAS 121 establishing a single accounting model, based on the framework established in SFAS 121 for long-lived assets to be disposed of by sale, and resolves implementation issues related to SFAS 121. SFAS 144 also supersedes the accounting and reporting provisions of Accounting Principles Board ("APB") Opinion No. 30, "Reporting the results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"), for disposal of a segment of a business. However, it retains the requirement in APB 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of by sale, abandonment, or in a distribution to owners, or is classified as held for sale. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. Management believes the adoption of SFAS 144 will not have a significant effect on the Company's financial statements.

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements: In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"). SFAS 141 requires that all business combinations initiated after June 30, 2001 as well as purchase method business combinations completed after June 30, 2001 be accounted for using the purchase method of accounting and eliminates the pooling-of-interest method. In addition, SFAS 141 further clarifies the criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchased price allocable to an assembled workforce may not be accounted for separately. Specifically, SFAS 141 requires that an intangible asset may be separately recognized only if such an asset meets the contractual-legal criterion or the separability criterion. The adoption of SFAS 141 did not affect the Company's financial statements.

                    Provider Solutions Corp. and Subsidiaries
                   Notes to Consolidated Financial Statements
          For The Period From April 1, 2002 Through September 17, 2002
                   And The Years Ended March 31, 2002 And 2001

3. Summary of Significant Accounting Policies - continued

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which is effective for fiscal years beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair market value. Upon initially recognizing an accrued retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settle ment of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Although management has not completed the process of determining the effect of SFAS 143, it currently expects that the effect of SFAS 143 on the Company's financial statements, when it becomes effective, will not be significant.

In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have a material impact on its operating results or financial position.

4. Accounting Changes

Effective March 31, 2001, Provider adopted SFAS 142, "Goodwill and Other Intangible Assets". SFAS 142 requires that goodwill and certain intangibles no longer be amortized, but instead tested for impairment at least annually. Based on impairment tests performed, all goodwill and purchased intangible assets were written off as of March 31, 2002.

5. Property and equipment: Property and equipment consist of the following as of the dates shown, ($ in thousands):

                                                     September 17,       March 31,     March 31,
                                                          2002              2002          2001
================================================================================================
Leasehold improvements                                   $   43            $   43        $   39
Computer equipment                                          564               554           479
Purchased computer software                                 235               219           696
Internally developed software                               960               799           339
Furniture and Fixtures                                      172               172           165
                                                         ------            ------        ------
                                                          1,974             1,787         1,718

Less, accumulated depreciation and amortization           1,297             1,079           983
                                                         ------            ------        ------
   Total                                                 $  677            $  708        $  735
                                                         ======            ======        ======

                    Provider Solutions Corp. and Subsidiaries
                   Notes to Consolidated Financial Statements
          For The Period From April 1, 2002 Through September 17, 2002
                   And The Years Ended March 31, 2002 And 2001

6.  Commitments and Contingencies

Operating Leases

The Company leases its office space in Tampa, FL. Rent expense totaled approximately $100,000, $ 200,000 and $ 240,000 for the period from April 1, 2002 through September 17, 2002 and the fiscal years 2002 and 2001, respectively and is included in general and administrative expenses in the accompanying statement of operations. The Company also leases certain pieces of office and communication equipment as well as a co-location site for its application and data base servers. Future annual minimum lease payments under all noncancelable operating leases with an initial term in excess of one year as of September 17, 2002 were as follows ($ in thousands):

Fiscal Year                                                             Amount
===============================================================================
2003                                                                  $      47
2004                                                                         94
2005                                                                         54
2006                                                                          1
Thereafter                                                                   --
                                                                      ---------
   Total                                                              $     196
                                                                      =========

As a result of the filling of the Assignment for the Benefit of Creditors , the Company severed its lease for its office space. The Company has not finalized the negotiation on its lease for its office space and is currently renting on a month-to-month basis at $14,361 per month. The Company anticipates finalizing the negotiation for this office space in early 2003.

Legal Proceedings

Due to the filing of the Assignment for the Benefit of Creditors , there are presently no material pending legal proceedings to which the Company is a party or to which any of its property is subject and, to the best of management's knowledge, no such actions against the Company are contemplated or threatened.

7. Loans from stockholders and related parties

Interest expense on long term debt totaled approximately $ 245,000, $ 400,000 and $ 34,000 for the period from April 1, 2002 through September 17, 2002 and the fiscal years 2002 and 2001, respectively. As part of the loan agreements the Company agreed to issue Stanford, for every one dollar loaned, warrants to purchase up to 3 shares of the common stock of the Company. The Company issued 5 warrants to purchase 9,146,000 shares for a period of five years at $0.25 per share and 1 warrant to purchase 400,000 shares for a period of five years at $0.01 per share as part of the loan agreements, all of which became void as a result of the bankruptcy.

The Stanford notes are secured by all of the assets of the Company through an UCC Lien. All other debt of the Company is subordinated to the Stanford debt. The Company's long-term agreements with Stanford contain certain restrictions and covenants. Under these restrictions and covenants, the Company has to obtain the consent of Stanford before paying dividends, borrowing from others and issuing additional shares of the Company's common stock or options.

                    Provider Solutions Corp. and Subsidiaries
                   Notes to Consolidated Financial Statements
          For The Period From April 1, 2002 Through September 17, 2002
                   And The Years Ended March 31, 2002 And 2001

7. Loans from stockholders and related parties - continued

The Company has several loans with an officer and a previous director. The loans were used for working capital purposes and were entered into before the transactions with Stanford. In all cases, the lenders borrowed the funds on their own with the funds going to the Company. The Company is paying the third party lender directly. They are detailed below.

The Company has also, at various times, sold receivables at a discount to employees for cash.

Loans from stockholders and related parties consist of the following as of the dates shown ($ in thousands):

                                                                                September 17,     March 31,        March 31,
                                                                                    2002             2002            2001
============================================================================================================================
Loans from stockholders:

Stanford  Financial Group ("Stanford") note payable in the principal
amount of $500, accruing interest at 12% per annum, due September 30, 2003          $  500          $  500          $  500

Stanford note payable in the principal amount of $2,500,
accruing interest at 12% per annum, due September 30, 2003                           2,500           2,500           1,025

Stanford note payable in the principal amount of $1,840,
accruing interest at 10% per annum, due December 31, 2003                            1,840           1,350              --

Interim bankruptcy financing                                                           911              --              --
                                                                                    ------          ------          ------
                                                                                     5,751           4,350           1,525
                                                                                    ------          ------          ------
Loans from related parties:

Brian M. Milvain, President, due on demand, amounts were used for
additional working capital of the Company                                              740             736             860

Ronald L. Miller, Director, due on demand, amounts were used for
additional working capital of the Company                                              521             521           1,176

Other stockholders, due on demand, amounts were used for
additional working capital of the Company                                              522             461             445
                                                                                    ------          ------          ------
                                                                                     1,783           1,718           2,481
                                                                                    ------          ------          ------
Total                                                                               $7,534          $6,068          $4,006
                                                                                    ======          ======          ======

8. Long term debt

Long term debt consists of the following as of the dates shown ($ in thousands):

                                                                                  September 17,      March 31,       March 31,
                                                                                      2002             2002            2001
==============================================================================================================================
First Union Bank, various notes payable with interest accruing at
rates ranging from 9% to 12% per annum                                               $   242         $   257         $   316

Royal Bank of Canada note payable is accruing interest at 9.5% per annum                 328             328             328

Various notes payable due on demand with interest accruing at 10% per annum              124             128             325
                                                                                     -------         -------         -------
                                                                                         694             713             969
Less current portion of long term debt                                                   209             216             411
                                                                                     -------         -------         -------
                                                                                     $   485         $   497         $   558
                                                                                     =======         =======         =======

                    Provider Solutions Corp. and Subsidiaries
                   Notes to Consolidated Financial Statements
          For The Period From April 1, 2002 Through September 17, 2002
                   And The Years Ended March 31, 2002 And 2001

8. Long term debt - continued

The First Union Bank notes payable are guaranteed by either the Company's president or a director of the Company. The Royal Bank of Canada note payable requires repayment at a rate of 20% of the Company's sales within Canada or from funds obtained through an initial public offering. Through September 17, 2002 the Company has had no revenue within Canada.

The aggregate maturities of long term debt as of September 17, 2002 are as follows ($ in thousands):

Fiscal Year                                                             Amount
===============================================================================
2003                                                                  $     209
2004                                                                         36
2005                                                                         20
2006                                                                         20
2007                                                                         20
Thereafter                                                                  389
                                                                      ---------
   Total                                                              $     694
                                                                      =========

9.  Employee Stock Option and Savings Plans

Savings Plan

The Company has a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 90% of their salary, but not more than the statutory limits. Currently the Company does not match participants' contributions, but may at a future date.

Stock Option Plans

The Company had stock option plans for officers and employees, which provide for incentive and non-statutory stock options. Options generally vest over five years and expire eight years from the date of grant unless sooner by termination, death or illness. Due to the bankruptcy filing on July 2, 2002 the Company has determined that all of the previously granted stock options and warrants are valueless.

10. Subsequent Event

On September 17, 2002 the Assignee for the benefit of creditors of Provider Solutions Corp. entered into an Asset Purchase Agreement (the "Agreement") with Provider Acquisition LLC ("PAL"), a Florida limited liability company. Under the Agreement, PAL will purchase all rights and title to certain assets and liabilities, as detailed in the Agreement. The purchase price was $250,000. PAL began to operate the Company's business on September 17, 2002 and the Company ceased operations.

On October 22, 2002 PAL consummated an Agreement and Plan of Merger (the "Merger Agreement") with Silver Key Mining Company ("Silver Key") and its wholly-owned subsidiary Healthcare Quality Solutions, Inc. ("HQS"). Pursuant to the terms of the Merger Agreement, PAL was merged into HQS and HQS survived as Silver Key's wholly-owned subsidiary corporation. Silver Key effected a name change to Health Systems Solutions, Inc. ("HSS") on December 10, 2002.

                    Provider Solutions Corp. and Subsidiaries
                   Notes to Consolidated Financial Statements
          For The Period From April 1, 2002 Through September 17, 2002
                   And The Years Ended March 31, 2002 And 2001

10. Subsequent Event - continued

The merger became effective on October 23, 2002 concurrent with the Articles of Merger (the "Merger") being filed with the Secretary of State of Florida. The transaction was accounted for as a "reverse merger", wherein the former members of PAL acquired a majority interest (58%) of HSS. The issued and outstanding member units of PAL were surrendered in exchange for an aggregate of 2,142,857 shares of HSS common stock. Although HSS is the legal survivor in the Merger, under accounting principles generally accepted in the United States of America the Merger was accounted for as a reverse acquisition, whereby PAL is considered the "acquirer" of HSS for financial reporting purposes as PAL's member's control more than 50% of the post Merger combined entity. Among other matters, this requires HSS to present in all financial statements and other public information filings, from the date of completion of the Merger, prior historical financial statements and other information of PAL. It also requires a retroactive restatement of HSS's historical stockholders' equity to reflect the equivalent number of shares of common stock received in the Merger.

                            PROVIDER ACQUISITION LLC

                              FINANCIAL STATEMENTS

   FOR THE PERIOD JUNE 28, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2002

                                    CONTENTS


                                                                            Page
                                                                            ----


Report of Independent Accountants                                              3

Financial Statements

   Balance Sheets                                                              4

   Statements of Operations                                                    5

   Statement of Stockholders' Deficit and Comprehensive Loss                   6

   Statements of Cash Flows                                                    7

   Notes to Financial Statements                                            8-14

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Members'
Health Systems Solutions, Inc.

We have audited the accompanying balance sheet of Provider Acquisition LLC (the "Company") as of September 30, 2002, and the related statements of operations, cash flows and changes in members' equity for the period June 28, 2002 (date of inception) through September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Provider Acquisition LLC at September 30, 2002, and the results of operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss and members' deficiency of $7,086,635 and has negative working capital of $567,115. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Rogoff & Company, PC


New York, New York
December 4, 2002

                            PROVIDER ACQUISITION LLC
                                  BALANCE SHEET
                               SEPTEMBER 30, 2002


                                    ASSETS

Current assets:
    Cash                                                            $   152,069
    Accounts receivable, net of allowance for doubtful accounts
      of $5,000                                                          98,670
    Employee advances                                                     1,173
    Notes receivable                                                     80,000
    Prepaid expenses                                                     30,990
                                                                    -----------
      Total current assets                                              362,902

Property and equipment, net of accumulated depreciation
    and amortization of $39,379                                       1,373,379

Security deposits                                                        15,654
                                                                    -----------
                                                                    $ 1,751,935
                                                                    ===========

                        LIABILITIES AND MEMBERS' EQUITY

Current  liabilities:
    Accounts payable                                                $    89,904
    Accrued expenses                                                    459,140
    Deferred revenue                                                    379,407
    Customer deposits                                                     1,566
                                                                    -----------
      Total current liabilities                                         930,017

Commitments and contingencies

Members' Equity
    LLC units; 2,682,221 units issued
      and outstanding                                                 7,908,553
    Accumulated deficit                                              (7,086,635)
                                                                    -----------
      Total Members' Equity                                             821,918
                                                                    -----------

                                                                    $ 1,751,935
                                                                    ===========

See accompanying notes to consolidated financial statements.

                            PROVIDER ACQUISITION LLC
                             STATEMENT OF OPERATIONS
                FOR THE PERIOD JUNE 28, 2002 (DATE OF INCEPTION)
                           THROUGH SEPTEMBER 30, 2002


Net sales                                                           $    44,854

Cost of sales                                                            15,978
                                                                    -----------

    Gross profit                                                         28,876
                                                                    -----------

Operating expenses
    Selling and marketing                                                38,452
    Research and development                                             22,486
    General and administrative                                           60,267
    Depreciation and amortization                                        39,379
                                                                    -----------

    Total operating expenses                                            160,584
                                                                    -----------

Loss from operations                                                   (131,708)

Impairment of goodwill                                               (6,954,927)
                                                                    -----------

Net loss                                                            $(7,086,635)
                                                                    ===========

Loss per unit                                                       $     (2.64)
                                                                    ===========

Weighted average units outstanding                                    2,682,221
                                                                    ===========

See accompanying notes to consolidated financial statements.

                            PROVIDER ACQUISITION LLC
                     STATEMENT OF CHANGES IN MEMBERS' EQUITY
                FOR THE PERIOD JUNE 28, 2002 (DATE OF INCEPTION)
                           THROUGH SEPTEMBER 30, 2002


                                             LLC Units                           Total
                                      ----------------------   Accumulated       Members'
                                        Units       Amount       Deficit         Equity
                                      ---------   ----------   -----------    -----------

Balance, June 28, 2002                       --   $       --   $        --    $        --

Issuance of LLC units - acquisition      90,479      250,000            --        250,000

Issuance of Units for debt            2,662,722    7,357,322            --      7,357,322

Issuance of LLC units - proceeds        109,020      301,231            --        301,231

Net loss                                     --           --    (7,086,635)    (7,086,635)
                                      ---------   ----------   -----------    -----------

Balance September 30, 2002            2,862,221   $7,908,553   $(7,086,635)   $   821,918
                                      =========   ==========   ===========    ===========

See accompanying notes to consolidated financial statements.

                            PROVIDER ACQUISITION LLC
                             STATEMENT OF CASH FLOWS
                FOR THE PERIOD JUNE 28, 2002 (DATE OF INCEPTION)
                           THROUGH SEPTEMBER 30, 2002


Cash flow from operating activities:

Net loss                                                            $(7,086,635)

   Adjustments to reconcile net loss to net cash used
      in operating activities:
         Depreciation and amortization                                   39,379
         Impairment of goodwill                                       6,954,927
                                                                    -----------
  Net cash used in operating activities                                 (92,329)
                                                                    -----------

Cash flows from investing activities:
Payment for business acquisition                                       (306,833)
                                                                    -----------

Cash flows from financing activities:
Proceeds from issuance of LLC units                                     551,231
                                                                    -----------

Net increase in cash                                                    152,069

Cash, beginning of period                                                    --
                                                                    -----------
Cash, end of period                                                 $   152,069
                                                                    ===========

Supplemental disclosure of noncash financianing activities
Debt for equity                                                     $ 7,357,322
                                                                    ===========

See accompanying notes to consolidated financial statements.

                            Provider Acquisition, LLC
                          Notes to Financial Statements
              For The Period From June 28, 2002 (Date of Inception)
                           Through September 30, 2002

1.    Description of Business

Provider Acquisitions LLC (the "Company" or "PAL") develops and provides assistance to the home health industry in managing their businesses. These products take the form of information producing software to support clinical financial and administrative decisions made by management in operating and administrating their organization.

The company was formed on June 28, 2002 as a Florida Limited Liability Company. The company acquired the right title and interest from an assignee for the benefit of creditors of Provider Solution Corp. ("Solution" or "Predecessor Company"), a bankrupt Florida corporation. The Company had no operations prior to this acquisition. The acquisition was consummated by a group of former secured creditors of Solutions.

The assignment was previously the result of a petition for the assignment for the benefit of creditors filed in the circuit court in and for Hillsborough County Florida.

As more fully described in Note 7 the acquisition transaction was accounted for using the purchase method of accounting. Under the purchase method of accounting the assets acquired and the liabilities assumed in connection with the acquisition were recorded at their fair market value at that date. The financial statements and related notes present the results of the Company from inception (June 28, 2002) and include the Predecessor Company from September 17, 2002.

The Company was a party to a merger with Healthcare Quality Solutions ("HQS"), a subsidiary of Silver Key Mining Company Inc. effective on October 22, 2002. In connection with the merger 100% of member units of the Company were exchanged for 58% of the common stock of Silver Key Mining Company Inc., the parent of HQS. This transaction was accounted for as a reverse acquisition and control of the Silver Key Mining Company Inc. was assumed by the members of the Company.

2.    Liquidity

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors, among others, raise substantial doubt about its ability to continue as a going concern. In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and
(2) seeking out and completing a merger with an existing operating company.

As part of the Company's agreement with the assignee, the majority member has agreed to provide up to $2,200,000 of equity financing. These funds are to be used to cover operating shortfalls over the next 6 months.

                            Provider Acquisition, LLC
                          Notes to Financial Statements
              For The Period From June 28, 2002 (Date of Inception)
                           Through September 30, 2002

3.    Summary of Significant Accounting Policies

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of three years are used for computer equipment and related software and five years for furniture and fixtures. Amortization of leasehold improvements is computed using the shorter of the remaining lease terms or five years. The Company uses an accelerated method of depreciation for tax reporting which is not materially different from tax reporting. Normal maintenance and repairs of property and equipment are expensed as incurred while renewals, betterments and major repairs that materially extend the useful life of property and equipment are capitalized.

Software development costs: The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." The software costs are amortized over three years, the same period used for purchased software.

Goodwill and other intangibles: In July 2001, the Financial Accounting Standards Board (`FASB") issued Statement of Financial Accounting No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

SFAS 142 is effective for fiscal years beginning after December 15, 2001. In accordance with SFAS 142, the Company performed impairment tests on all goodwill and purchased intangible assets, pursuant to these tests, all goodwill and purchased intangibles were written off as of September 30, 2002.

Deferred revenue: The Company uses an Internet-based Application Service Provider model to deliver its software and related services to its post-acute healthcare customers. The Company prices these services on a transaction fee and on a subscription fee basis. In addition, the Company provides maintenance agreements with its networking clients on a subscription basis that generally run for twelve months. The revenue under both the healthcare software and services subscriptions and the networking maintenance subscriptions are earned ratably over the period of the respective agreements.

Revenue recognition: The Company generally recognizes product revenue in accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition". The Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the sales price is fixed or determinable; and (iv) collectibility is reasonably assured. In instances where the customer specifies

                            Provider Acquisition, LLC
                          Notes to Financial Statements
              For The Period From June 28, 2002 (Date of Inception)
                           Through September 30, 2002

3.    Summary of Significant Accounting Policies - continued

final acceptance of the product, system or service, revenue is deferred until all acceptance criteria have been met. Service or subscription revenue is deferred and recognized ratably over the service or subscription period obligations, which are typically one year. Cash payments received in advance of product, service or subscription are recorded as deferred revenue. Transaction fee based revenue is recognized in the period it occurs.

Advertising costs: The Company expenses all advertising costs as incurred. Advertising costs for the period from June 28, 2002 through September 30, 2002 was $4,000, and is included in selling and marketing expense in the accompanying statement of operations.

Research and development costs: The Company expenses all research and development expenses, which consist of payroll and other related costs, as incurred.

Computation of net income (loss) per unit: Basic net income (loss) per unit is computed by dividing net income (loss) for the period by the weighted-average number of units outstanding during the period. Diluted net income per share is computed by dividing net income for the period by the weighted-average number of units and dilutive potential units outstanding during the period. Diluted net loss per share is computed using the weighted-average number of units and excludes dilutive potential units outstanding, as their effect is antidilutive.

Stock-based compensation: As permitted by SFAS No. 123 "Accounting for Stock Based Compensation" ("SFAS 123") the Company has elected to continue to follow Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, if the exercise price of the Company's employee stock options is greater than or equal to the fair market value of the underlying stock on the date of grant, no compensation is recognized in the Company's consolidated statements of operations.

The Company is required under SFAS 123 to disclose pro forma information regarding option grants made to employees based on specified valuation techniques that produce estimated compensation charges. Stock compensation costs are immediately recognized to the extent the exercise price is below the fair market value on the date of grant and no future vesting criteria exist. The company has no stock-based compensation at September 30, 2002.

Income taxes: The Company has been registered in the State of Florida as a limited liability company (LLC). A limited liability company, with more than one member, is treated for Federal income tax purposes as a partnership. A partnership is not subject to corporate Federal income tax because the earnings and losses are reported directly by the members of the limited liability company on their individual income tax returns. Accordingly, the Company has not recorded any federal or state tax liabilities as of September 30, 2002. In addition, such members are not personally liable for the debts and liabilities of the LLC.

Financial instruments: The carrying amounts of financial instruments, including cash, employee advances, notes receivable, prepaid expenses and other current assets, customer deposits and deferred revenue approximate fair value as of September 30, 2002, due to the relatively short maturity of the instruments.

                            Provider Acquisition, LLC
                          Notes to Financial Statements
              For The Period From June 28, 2002 (Date of Inception)
                           Through September 30, 2002

3.    Summary of Significant Accounting Policies - continued

Impairment of long-lived assets: The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Although SFAS 144 supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), it retains many of the fundamental provisions of SFAS 121 establishing a single accounting model, based on the framework established in SFAS 121 for long-lived assets to be disposed of by sale, and resolves implementation issues related to SFAS 121. SFAS 144 also supersedes the accounting and reporting provisions of Accounting Principles Board ("APB") Opinion No. 30, "Reporting the results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"), for disposal of a segment of a business. However, it retains the requirement in APB 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of by sale, abandonment, or in a distribution to owners, or is classified as held for sale. SFAS 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. Management believes the adoption of SFAS 144 will not have a significant effect on the Company's financial statements.

Recent accounting pronouncements: In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141"). SFAS 141 requires that all business combinations initiated after June 30, 2001 as well as purchase method business combinations completed after June 30, 2001 be accounted for using the purchase method of accounting and eliminates the pooling-of-interest method. In addition, SFAS 141 further clarifies the criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchased price allocable to an assembled workforce may not be accounted for separately. Specifically, SFAS 141 requires that an intangible asset may be separately recognized only if such an asset meets the contractual-legal criterion or the separability criterion. The adoption of SFAS 141 did not affect the Company's financial statements.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which is effective for fiscal years beginning after June 15, 2002. It requires that obligations associated with the retirement of a tangible long-lived asset be recorded as a liability when those obligations are incurred, with the amount of the liability initially measured at fair market value. Upon initially

                            Provider Acquisition, LLC
                          Notes to Financial Statements
              For The Period From June 28, 2002 (Date of Inception)
                           Through September 30, 2002

3.    Summary of Significant Accounting Policies - continued

recognizing an accrued retirement obligation, an entity must capitalize the cost by recognizing an increase in the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. Although management has not completed the process of determining the effect of SFAS 143, it currently expects that the effect of SFAS 143 on the Company's financial statements, when it becomes effective, will not be significant.

In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have a material impact on its operating results or financial position.

4. Property and equipment: Property and equipment consist of the following ($ in thousands):

                                                                   September 30,
                                                                        2002
--------------------------------------------------------------------------------

Computer equipment                                                    $   31
Purchased computer software                                               29
Internally developed software                                          1,344
Furniture and Fixtures                                                     8
                                                                      ------
                                                                       1,412

Less, accumulated depreciation and amortization                           39
                                                                      ------
   Total                                                              $1,373
                                                                      ======

5.    Commitments and Contingencies

Operating Leases

The Company leases its office space in Tampa, FL. Rent expense totaled $6,000 for the period from June 28, 2002 through September 30, 2002 and is included in general and administrative expenses in the accompanying financial statements. The Company also leases certain pieces of office and communication equipment as well as a co-location site for its application and data base servers. The Company has not finalized the negotiation on its lease for its office space and is currently renting on a month-to-month basis at $14,361 per month. The Company anticipates finalizing the negotiation for this office space in early 2003.

Legal Proceedings

There are presently no material pending legal proceedings to which the Company is a party or to which any of its property is subject and, to the best of management's knowledge, no such actions against the Company are contemplated or threatened.

                            Provider Acquisition, LLC
                          Notes to Financial Statements
              For The Period From June 28, 2002 (Date of Inception)
                           Through September 30, 2002

6.    Employee Stock Option and Savings Plans

Savings Plan

The Company has a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 90% of their salary, but not more than the statutory limits. Currently the Company does not match participants' contributions, but may at a future date.

Stock Option Plans

The Company has stock option plans for officers and employees, which provide for incentive and non-statutory stock options. Options generally vest over five years and expire eight years from the date of grant unless sooner by termination, death or illness. The Company has not issued any stock options as of September 30, 2002.

7.    Acquisition

The following summarizes the preliminary estimated values of the assets acquired and the liabilities assumed at the date of acquisition. Final determination of the purchase price allocation will be made as soon as practicable upon completion of the final closing adjustments to the purchase price if any and will be recorded at that time.

As explained in Note 1 the acquisition was accounted for using the purchase method of accounting. Total consideration paid has been allocated as follows:

                    Provider Solutions Corp. and Subsidiaries
                             Condensed Balance Sheet
                            As Of September 17, 2002

Current Assets                                                      $   357,820
Goodwill                                                              6,838,135
Fixed Assets                                                          1,393,206
Other Assets                                                             15,654
Accounts Payable and Accrued Expenses                                  (557,362)
Deferred Revenue                                                       (438,131)
Secured Debt                                                         (7,357,322)
Other Liabilities                                                        (2,000)
                                                                    -----------

                                                                    $   250,000
                                                                    ===========
8. Subsequent Event

On October 22, 2002 PAL consummated an Agreement and Plan of Merger (the "Merger Agreement") with Silver Key Mining Company ("Silver Key") and its wholly-owned subsidiary Healthcare Quality Solutions, Inc. ("HQS"). Pursuant to the terms of the Merger Agreement, PAL was merged into HQS and HQS survived as Silver Key's wholly-owned subsidiary corporation. Silver Key effected a change of name to Health Systems Solutions, Inc. ("HSS") as of December 10, 2002.

The merger became effective on October 23, 2002 concurrent with the Articles of Merger (the "Merger") being filed with the Secretary of State of Florida. The transaction was accounted for as a "reverse merger", wherein the former members

                            Provider Acquisition, LLC
                          Notes to Financial Statements
              For The Period From June 28, 2002 (Date of Inception)
                           Through September 30, 2002

8.    Subsequent Event - continued

of PAL acquired a majority interest (58%) of the common stock of HSS. The issued and outstanding member units of PAL were surrendered in exchange for an aggregate of 2,142,857 shares of HSS common stock. Although HSS is the legal survivor in the Merger, under accounting principles generally accepted in the United States of America the Merger was accounted for as a reverse acquisition, whereby PAL is considered the "acquirer" of HSS for financial reporting purposes as PAL's member controlled more than 50% of the post Merger combined entity. Among other matters, this requires HSS to present in all financial statements and other public information filings, from the date of completion of the Merger, prior historical financial statements and other information of PAL. It also requires a retroactive restatement of HSS's historical stockholders' equity to reflect the equivalent number of shares of common stock received in the Merger.

Pursuant to a securities purchase agreement dated October 22, 2002, a shareholder has agreed to make an aggregate investment of $2,200,000 in the Company, in several tranches, through March 14, 2003. The investment will be in the form of Series A convertible preferred stock and warrants of the Company. For its aggregate investment, the shareholder will receive 1,880,342 shares of Series A preferred stock, convertible (subject to antidilution) into 1,880,342 shares of common stock of the Company at a conversion price of $1.17 per share. Each share of Series A preferred stock will have ten votes, voting together with the common stock for all matters submitted for a vote. Each warrant will give the holder the right to acquire one share of the issuer's common stock at an exercise price of $1.17 per share. The warrants are immediately exercisable and expire five years after their initial dates of the issuance.

On October 22, 2002, the shareholder purchased 512,820 shares of Series A preferred stock and warrants to acquire 512,820 shares of common stock pursuant to the securities purchase agreement for $600,000. The shareholder acquired an additional 512,820 shares of Series A preferred stock and warrants to acquire 512,820 shares of common stock for an additional $600,000 through December 14, 2002. Each purchase can be immediately converted or exercised into shares of the Company's common stock. The shareholder assigned his rights to an aggregate of 50% of such warrants and any warrants that it acquires pursuant to the securities purchase agreement to certain other shareholders.

The Company granted to the shareholder, certain registration rights under a registration rights agreement with respect to the Series A Preferred Stock, warrants and the shares of common stock issued to the shareholder in connection with the Merger. No later than April 20, 2003, the Company is required to file an SB-2 Registration Statement under the Securities Act covering all of the shares of common stock purchased by the shareholder and its assignees, including shares that may be received through the exercise of warrants or the conversion of the Series A Preferred Stock. In the event a filing is not timely made, the Company will issue the shareholder, as a penalty; additional warrants equal to 10% of the warrants originally issued for every quarter the filing is not made. The shareholder also has "piggy back" registration rights.

The shareholder has also agreed to commit an additional $2.4 million to the Company, subject to the satisfaction of certain conditions, to finance up to two acquisitions and to satisfy Provider Solutions Corp. outstanding tax liability.

                  HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARY
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARY
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS





                                                                            Page
                                                                            ----
Financial Statements

   Pro Forma Condensed Consolidated Balance Sheet                              3

   Pro Forma Condensed Consolidated Statement of Operations                    4

   Notes To Pro Forma Condensed Consolidated Financial Statements              5

                  HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARY
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                               September 30, 2002

                                                           Provider       Health Systems
                                                       Acquisition, LLC   Solutions, Inc.     Adjustments              Pro Forma
                                                       ----------------   ---------------     -----------             -----------
       ASSETS

Total current assets                                         362,902               --                                     362,902

Property and equipment                                     1,373,379               --                                   1,373,379
Investment                                                        --               --                                          --

Security deposits                                             15,654               --                                      15,654
                                                          ----------         --------         -----------             -----------

                                                           1,751,935               --                  --             $ 1,751,935
                                                          ==========         ========         ===========             ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities                                    930,017           10,049                                     940,066
                                                                                                                      -----------

Stockholders' Equity
   LLC units; 2,682,221 units issued and outstanding       7,908,553                           (7,908,553)(4)                  --
   Common stock;  $0.001 par value; 20,000,000 shares
     authorized; 3,642,852 issued and outstanding                               5,126              (1,483)(1,2,3)           3,643
   Additional paid in capital                                                  90,195           7,804,666 (1,2,3,4,5)   7,894,861
   Accumulated deficit                                    (7,086,635)        (105,370)            105,370 (5)          (7,086,635)
                                                          ----------         --------         -----------             -----------

     Total Members' Equity                                   821,918          (10,049)                 --                 811,869
                                                          ----------         --------         -----------             -----------

                                                           1,751,935               --                  --             $ 1,751,935
                                                          ==========         ========         ===========             ===========

See accompanying notes to consolidated financial statements.

                  HEALTH SYSTEMS SOLUTIONS, INC. AND SUBSIDIARY
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                        For The Period From
                                        September 17, 2002
                                              Through          Six Months Ended
                                        September 30, 2002    September 30, 2002
                                        ------------------    ------------------
                                             Provider           Health Systems
                                         Acquisition, LLC       Solutions, Inc.    Adjustments       Pro Forma
                                         ----------------       ---------------    -----------      -----------
Net sales                                   $    44,854             $    --                         $    44,854

Cost of sales                                    15,978                  --                              15,978
                                            -----------             -------                         -----------

   Gross profit                                  28,876                  --                              28,876
                                            -----------             -------                         -----------

Operating expenses
   Selling and marketing                         38,452                  --                              38,452
   Research and development                      22,486                  --                              22,486
   General and administrative                    60,267               2,720                              62,987
   Depreciation and amortization                 39,379                  --                              39,379
                                            -----------             -------                         -----------

   Total operating expenses                     160,584               2,720                             163,304
                                            -----------             -------                         -----------

Loss from operations                           (131,708)             (2,720)                           (134,428)

Impairment of goodwill                       (6,954,927)                 --                          (6,954,927)
                                            -----------             -------                         -----------

Net loss                                    $(7,086,635)            $(2,720)                        $(7,089,355)
                                            ===========             =======                         ===========

See accompanying notes to consolidated financial statements.

                  Health Systems Solutions, Inc. And Subsidiary
         Notes To Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 1 - The pro forma adjustments to the condensed consolidated balance sheet are as follows:

      (1) To reflect the 1:5 reverse stock split effective October 22, 2002 for Health Systems Solutions, Inc. by adjusting both additional paid in capital and common stock for $4,101.

      (2) To record the issuance of common stock as part of the reverse acquisition using the purchase method of accounting of Provider Acquisition LLC into Health Systems Solutions, Inc. (formerly Silver Key Mining Company, Inc.). The acquisition was recorded at the fair market value of Provider Acquisition LLC due to the fact that Health Systems Solutions, Inc. common stock did not have a trading value on the date of acquisition.

      (3) To record direct costs associated with the acquisition for which shares of the Company's common stock was issued against additional paid in capital.

      (4)   To eliminate the members equity to additional paid in capital.

      (5)   To eliminate Health Systems Solutions, Inc. stockholders' deficit.